SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 29, 1994



               JAMES RIVER CORPORATION OF VIRGINIA
     (Exact name of registrant as specified in its charter)


                            Virginia
         (State or other jurisdiction of incorporation)


     1-7911                                  54-0848173
(Commission File Number)                    (IRS Employer
                                        Identification Number)


          120 Tredegar Street, Richmond, Virginia 23219
  (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (804) 644-5411

Item 5.   Other Events.

      On June 29, 1994, James River Corporation of Virginia ("James River" or the "Company") published a press release announcing the completion of a public offering of 15,000,000 depositary shares (the "Depositary Shares"), each representing a one-hundredth interest in a share of James River's Series P 9% Cumulative Convertible Preferred Stock, $10 par value per share (the "Series P Preferred Stock"). The shares of Series P
Preferred Stock were deposited with Wachovia Bank of North Carolina, N.A. ("Wachovia"), as depositary, pursuant to a Deposit Agreement dated as of June 22, 1994, among James River, Wachovia, and the holders from time to time of the Depositary Receipts issued thereunder. The Depositary Shares, the Series P Preferred Stock, and an indeterminate number of shares of the Company's common stock, $.01 par value per share, as may be issuable upon or in connection with the conversion or redemption of the Series P Preferred Stock were registered under the Securities Act of 1933 by Registration Statements on Form S-3 (Registration No. 33-53411 and Registration No. 33-54213). James River entered into an Underwriting Agreement related to the Depositary Shares with Salomon Brothers Inc, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc. for themselves and as representatives of the other underwriters named in the Underwriting Agreement. The Underwriting Agreement, Articles of Amendment, and Deposit Agreement are filed as exhibits to this Current Report on Form 8-K. A copy of the press release is filed herewith as Exhibit 99.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits:

          1.1 Underwriting Agreement, dated June 22, 1994, among James River, Salomon Brothers Inc, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc. -- filed herewith

          3.1 Articles of Amendment to the Amended and Restated Articles of Incorporation of James River Corporation of Virginia Designating the Series P 9% Cumulative Convertible Preferred Stock ($10.00 par value) -- filed herewith

          4.1 Deposit Agreement dated as of June 22, 1994, among James River, Wachovia Bank of North Carolina, N.A., as Depositary, and the holders from time to time of Depositary Receipts issued thereunder -- filed herewith

          99 Press release dated June 29, 1994, published by the registrant -- filed herewith

                           SIGNATURES


      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JAMES RIVER CORPORATION OF VIRGINIA



                              By:/s/Michael J. Allan
                                   Michael J. Allan
                                   Vice President, Treasurer


Date:    June 29, 1994